Exhibit 99.1
COVANTA HOLDING CORPORATION REPORTS
SECOND QUARTER 2010 RESULTS;
2010 GUIDANCE REAFFIRMED

FAIRFIELD, NJ, July 22, 2010 — Covanta Holding Corporation (NYSE:CVA) (“Covanta” or the “Company”) reported financial results today for the second quarter of 2010.
Anthony Orlando, President and CEO of Covanta noted that, “Our second quarter performance was right in line with our expectations and we have once again reaffirmed our guidance for 2010. Our development pipeline continues to advance and we’ve now successfully completed the majority of our scheduled maintenance for the year, which positions us for a strong second half. And, given our strong cash generation, we were pleased to issue a special dividend to shareholders earlier this week.”
For the three months ended June 30, 2010, consolidated operating revenues increased $59 million or 16% to $435 million, up from $376 million in the prior year comparative period.
Revenues from the Americas segment increased $53 million or 16% to $383 million with $49 million of that related to the acquisition of new businesses. The existing business benefitted primarily from higher recycled metal prices and increased construction revenue related to the Honolulu expansion project. Those gains were largely offset by lower revenue relating to contract transitions. Americas plant operating expenses increased by $43 million or 24% with $29 million of that increase attributable to the acquisition of new businesses. Cost escalation and increased maintenance activities that reflect timing shifts within the year were the primary drivers of the increase in existing business plant operating expenses during the second quarter of 2010.
International segment revenue increased $6 million or 15% to $48 million in the second quarter, while plant operating expenses rose by $9 million or 29%. The increase in both revenues and plant operating expenses resulted primarily from increased fuel costs at our Indian facilities. The remaining increase in plant operating expenses resulted primarily from higher fuel costs at our coal facility in China.
Adjusted EBITDA was $137 million or $3 million lower than the prior year comparative period. The Veolia acquisition yielded a $20 million improvement and increased recycled metal prices added $8 million to the existing business. However, these gains were offset by a $13 million decline related to contract transitions at our Hempstead, Union and Detroit facilities. Adjusted EBITDA was also reduced by increased scheduled maintenance activities which were largely due to timing.

Free Cash Flow was $74 million in the second quarter, comparable to the prior year comparative period.
Covanta reported earnings per diluted share of $0.17 for the second quarter of 2010, compared to $0.21 per diluted share for the second quarter of 2009. Virtually all of the reduction related to non-cash items, including expenses related to the special dividend, interest expense and a higher book tax rate due to the sunset of production tax credits.
2010 Guidance
The Company reaffirmed its guidance for the following key metrics:
•	Free Cash Flow of $300 million to $340 million;
•	Adjusted EBITDA of $520 million to $560 million; and
•	Diluted earnings per share of $0.55 to $0.75.
Conference Call Information
Covanta will host a conference call at 8:30 am (Eastern) on Friday, July 23, 2010 to discuss its results for the three months ended June 30, 2010. To participate, please dial 877-806-3982 approximately 10 minutes prior to the scheduled start of the call. If you are calling from outside of the United States, please dial 702-928-7062. Please utilize conference ID number 84494781 when prompted by the conference call operator. The conference call will also be web cast live on the Investor Relations section of the Covanta website at www.covantaholding.com.
A replay of the conference call will be available from 11:30 am (Eastern) Friday, July 23, 2010 through midnight (Eastern) Friday, July 30, 2010. To access the replay, please dial 800-642-1687, or from outside of the United States 706-645-9291 and use the replay conference ID number 84494781. The webcast will also be archived on www.covantaholding.com.
About Covanta
Covanta Holding Corporation (NYSE:CVA), is an internationally recognized owner and operator of large-scale Energy-from-Waste and renewable energy projects and a recipient of the Energy Innovator Award from the U.S. Department of Energy’s Office of Energy Efficiency and Renewable Energy. Covanta’s 45 Energy-from-Waste facilities provide communities with an environmentally sound solution to their solid waste disposal needs by using that municipal solid waste to generate clean, renewable energy. Annually, Covanta’s modern Energy-from-Waste facilities safely and securely convert approximately 20 million tons of waste into more than 9 million megawatt hours of clean renewable electricity and create 10 billion pounds of steam that are sold to a variety of industries. For more information, visit www.covantaholding.com.

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Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or general industry or broader economic performance in global markets in which Covanta operates or competes, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, the risk that Covanta may not successfully close its announced or planned acquisitions or projects in development and those factors, risks and uncertainties that are described in periodic securities filings by Covanta with the SEC. Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.
Contacts
Marisa F. Jacobs, Esq.
Vice President, Investor Relations and Corporate Communications
1-973-882-4196
Attachments

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Exhibit 1
Covanta Holding Corporation
Condensed Consolidated Statements of Income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(Unaudited)
	(In thousands, except per share amounts)
Operating revenues
Waste and service revenues	$268,555	$227,842	$510,555	$434,111
Electricity and steam sales	140,708	136,540	289,954	278,409
Other operating revenues	25,948	11,404	51,497	22,026

Total operating revenues	435,211	375,786	852,006	734,546

Operating expenses
Plant operating expenses	266,791	214,556	571,017	470,598
Depreciation and amortization expense	47,983	51,162	97,905	102,660
Net interest expense on project debt	10,409	12,108	21,386	24,877
General and administrative expenses	28,198	26,906	54,387	52,421
Other operating expenses	25,351	9,722	48,861	19,466

Total operating expenses	378,732	314,454	793,556	670,022

Operating income	56,479	61,332	58,450	64,524

Other income (expense)
Investment income	509	1,156	1,095	2,184
Interest expense	(10,692)	(8,532)	(21,280)	(16,448)
Non-cash convertible debt related expense	(11,734)	(6,395)	(19,981)	(11,097)

Total other expenses	(21,917)	(13,771)	(40,166)	(25,361)

Income before income tax expense and equity in net income from unconsolidated investments	34,562	47,561	18,284	39,163
Income tax expense	(14,809)	(17,901)	(6,934)	(14,583)
Equity in net income from unconsolidated investments	7,521	5,671	11,191	11,480

Net Income	27,274	35,331	22,541	36,060

Less: Net income attributable to noncontrolling interests in subsidiaries	(1,485)	(2,164)	(3,985)	(3,544)

Net Income Attributable to Covanta Holding Corporation	$25,789	$33,167	$18,556	$32,516

Earnings Per Share:
Basic	$0.17	$0.22	$0.12	$0.21

Weighted Average Shares	154,377	153,731	154,139	153,600

Diluted	$0.17	$0.21	$0.12	$0.21

Weighted Average Shares	155,026	154,953	154,802	154,846

Cash Dividend Declared Per Share:	$1.50	$—	$1.50	$—

Exhibit 2
Covanta Holding Corporation
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,		Full Year
	2010	2009	2010	2009	Estimated 2010
	(Unaudited, in thousands)

Net Income Attributable to Covanta Holding Corporation	$25,789	$33,167	$18,556	$32,516	$85,000 – $117,000

Depreciation and amortization expense	47,983	51,162	97,905	102,660	192,000 – 198,000

Debt service:
Net interest expense on project debt	10,409	12,108	21,386	24,877
Interest expense	10,692	8,532	21,280	16,448
Non-cash convertible debt related expense	11,734	6,395	19,981	11,097
Investment income	(509)	(1,156)	(1,095)	(2,184)

Subtotal debt service	32,326	25,879	61,552	50,238	127,000 – 121,000

Income tax expense	14,809	17,901	6,934	14,583	61,000 – 71,000

Other adjustments:
Change in unbilled service receivables	5,601	4,827	16,404	9,527
Non-cash compensation expense	5,921	3,762	9,421	7,669
Other	3,258	1,106	4,530	1,651

Subtotal other adjustments	14,780	9,695	30,355	18,847	49,000 – 43,000

Net income attributable to noncontrolling interests in subsidiaries	1,485	2,164	3,985	3,544	6,000 – 10,000

Total adjustments	111,383	106,801	200,731	189,872

Adjusted EBITDA	$137,172	$139,968	$219,287	$222,388	$520,000 – $560,000

Exhibit 3
Covanta Holding Corporation
Reconciliation of Cash Flow Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,		Full Year
	2010	2009	2010	2009	Estimated 2010
	(Unaudited, in thousands)

Cash flow provided by operating activities	$89,904	$85,927	$208,931	$137,322	$370,000 – $420,000

Debt service	32,326	25,879	61,552	50,238	127,000 – 121,000

Amortization of debt premium and deferred financing costs	191	1,130	360	2,308	7,000

Other (A)	14,751	27,032	(51,556)	32,520	16,000 – 12,000

Adjusted EBITDA	$137,172	$139,968	$219,287	$222,388	$520,000 – $560,000

(A)	This amount relates primarily to changes in working capital.
Exhibit 4
Covanta Holding Corporation
Reconciliation of Cash Flow Provided by Operating Activities to Free Cash Flow

	Three Months Ended		Six Months Ended
	June 30,		June 30,		Full Year
	2010	2009	2010	2009	Estimated 2010
	(Unaudited, in thousands)

Cash flow provided by operating activities	$89,904	$85,927	$208,931	$137,322	$370,000 – $420,000
Less: Maintenance capital expenditures (A)	(16,033)	(12,608)	(48,637)	(36,272)	(70,000) – (80,000)

Free Cash Flow	$73,871	$73,319	$160,294	$101,050	$300,000 – $340,000

Selected Uses of Free Cash Flow:
Principal payments on long-term debt	$(1,411)	$(1,670)	$(3,268)	$(3,345)
Principal payments on project debt, net of restricted funds used (B)	$(83,149)	$(29,165)	$(114,344)	$(67,658)
Distributions to partners of noncontrolling interests in subsidiaries	$(2,619)	$(2,369)	$(5,673)	$(6,085)
Acquisition of businesses, net of cash acquired	$—	$(17,517)	$(128,254)	$(17,517)
Acquisition of land use rights	$(15,098)	$—	$(15,098)	$—
Acquisition of noncontrolling interests in subsidiary	$—	$—	$(2,000)	$—
Purchase of equity interests	$—	$(7,855)	$—	$(8,938)
Other investment activities, net	$(478)	$(1,368)	$(16,501)	$(8,172)

Purchases of property, plant and equipment:
Maintenance capital expenditures (A)	$(16,033)	$(12,608)	$(48,637)	$(36,272)
Capital expenditures associated with development projects	(7,102)	(1,997)	(9,964)	(4,111)
Capital expenditures associated with technology development	(1,587)	(497)	(3,307)	(943)
Capital expenditures — other	(1,835)	(163)	(2,631)	(772)

Total purchases of property, plant and equipment	$(26,557)	$(15,265)	$(64,539)	$(42,098)

(A)	Capital Expenditures primarily to maintain existing facilities. Purchase of property, plant and equipment is also referred to as Capital Expenditures.

(B)	Principal payments on project debt are net of changes in restricted funds held in trust used to pay debt principal of $(27.3) million and $35.6 million for the three months ended June 30, 2010 and 2009, respectively and $(11.8) million and $39.9 million for the six months ended June 30, 2010 and 2009, respectively. Principal payments on project debt excludes principal repayments on working capital borrowings relating to the operations of our Indian facilities of $6.5 million and $5.5 million for the three months ended June 30, 2010 and 2009, respectively and $7.2 million and $8.0 million for the six months ended June 30, 2010 and 2009, respectively.

Discussion of Non-GAAP Financial Measures
To supplement our results prepared in accordance with United States generally accepted accounting principles (“GAAP”), we use the measures of Adjusted EBITDA and Free Cash Flow, which are non-GAAP measures as defined by the Securities and Exchange Commission. The non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow as described below, and used in the tables above, are not intended as a substitute and should not be considered in isolation from measures of financial performance or liquidity prepared in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.
We use a number of different financial measures, both GAAP and non-GAAP, in assessing the overall performance of our business. We use Adjusted EBITDA to provide further information that is useful to an understanding of the financial covenants contained in the credit facilities of our most significant subsidiary, Covanta Energy Corporation, and as additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. The presentations of Adjusted EBITDA and Free Cash Flow are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business.
Adjusted EBITDA and Free Cash Flow should not be considered as an alternative to net income or an alternative to cash flow provided by operating activities as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP.
Adjusted EBITDA
The calculation of Adjusted EBITDA is based on the definition in Covanta Energy’s credit facilities, which we have guaranteed. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income. Because our business is substantially comprised of that of Covanta Energy, our financial performance is substantially similar to that of Covanta Energy. For this reason, and in order to avoid use of multiple financial measures which are not all from the same entity, the calculation of Adjusted EBITDA and other financial measures presented herein are ours, measured on a consolidated basis.
Under these credit facilities, Covanta Energy is required to satisfy certain financial covenants, including certain ratios of which Adjusted EBITDA is an important component. Compliance with such financial covenants is expected to be the principal limiting factor which will affect our ability to engage in a broad range of activities in furtherance of our business, including making certain investments, acquiring businesses and incurring additional debt. Covanta Energy was in compliance with these covenants as of June 30, 2010. Failure to comply with such financial covenants could result in a default under these credit facilities, which default would have a material adverse affect on our financial condition and liquidity.
These financial covenants are measured on a trailing four quarter period basis and the material covenants are as follows:
•	maximum Covanta Energy leverage ratio of 3.75 to 1.00 (which declines to 3.50 to 1.00 for quarterly periods after September 30, 2010), which measures Covanta Energy’s Consolidated Adjusted Debt (which is the principal amount of its consolidated debt less certain restricted funds dedicated to repayment of project debt principal and construction costs) to its Adjusted EBITDA (which for purposes of calculating the leverage ratio and interest coverage ratio, is adjusted on a pro forma basis for acquisitions and dispositions made during the relevant period); and
•	minimum Covanta Energy interest coverage ratio of 3.00 to 1.00, which measures Covanta Energy’s Adjusted EBITDA to its consolidated interest expense plus certain interest expense of ours, to the extent paid by Covanta Energy.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the three and six months ended June 30, 2010 and 2009, reconciled for each such periods to net income and cash flow provided by operating activities, which are believed to be the most directly comparable measures under GAAP.
Free Cash Flow
Free Cash Flow is defined as cash flow provided by operating activities less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our businesses, such as amounts available to make acquisitions, invest in construction of new projects or make principal payments on debt.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow for the three and six months ended June 30, 2010 and 2009, reconciled for each such periods to cash flow provided by operating activities, which we believe to be the most directly comparable measure under GAAP.